UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): March 17, 2016

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building Road 176, Kilometer 1.3 San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported by EVERTEC, Inc. (the “Company”), the Company identified an accounting position that required reevaluation with respect to a net operating loss pertaining to certain 2010 expenditures. This net operating loss resulted in a deferred tax asset of approximately $14 million as of December 31, 2010 and the Company reevaluated such asset and its effect on subsequent periods.

On March 17, 2016, after receiving additional advice, management and the Audit Committee of the Company’s Board of Directors concluded that the referenced deferred tax asset was based on a tax position that did not meet the required threshold in order to be recorded on the balance sheet in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740 (Income Taxes) (“ASC 740”), and that the deferred tax asset was accordingly recorded in error. Management and the Audit Committee further concluded that the deferred tax asset in question should be derecognized and a liability for resulting potential tax liabilities should be recorded, following generally accepted accounting principles based on ASC 740.

As a result of this conclusion, management, the Audit Committee and the Board of Directors determined that the Company’s previously issued consolidated financial statements as of December 31, 2014 and 2013 and each of the three years in the period ended December 31, 2014, and as of the end of and for each quarterly period in 2014 and 2015 (collectively, the “Non-Reliance Periods”), should no longer be relied upon. The Company plans to restate its financial statements for the Non-Reliance Periods (the “restatement”).

Management currently estimates the restatement impact on its income from operations for the Non-Reliance Periods and the previously announced unaudited 2015 periods to be immaterial.

Management currently estimates the primary restatement impacts on its previously reported December 31, 2014 financial statements to be as follows:

•	The Company expects it will no longer have a deferred tax asset for a net operating loss as it estimates its net operating loss will be zero for accounting purposes.

•	An additional liability of approximately $3 million to $5 million is expected to be established for potential tax liabilities.

•	Accumulated earnings is expected to be reduced by approximately $12 million to $14 million, the substantial majority of which pertains to a reduction in accumulated earnings in 2010.

•	The windfall tax benefit available for future use will be reduced from the previously reported amount of approximately $11 million to between $4 million and $6 million.

Finally, management currently estimates it will have no deferred tax asset for a net operating loss or windfall tax benefits available at December 31, 2015.

Management is currently analyzing the impact the error may have on its evaluation of internal controls over financial reporting and has not yet reached a conclusion.

The Audit Committee and management have discussed the matters disclosed in this filing pursuant to Item 4.02(a) with the Company’s current independent registered public accounting firm Deloitte & Touche LLP and its predecessor independent registered public accounting firm PricewaterhouseCoopers LLP.

Management plans on correcting certain other immaterial previously unadjusted differences as part of its restatement. The Company will be including these adjustments and the restatement in its Annual Report on Form 10-K for the year ended December 31, 2015, which the Company is diligently working to complete and file as soon as practicable.

Forward-Looking Statements

Certain statements in this report on Form 8-K constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of Evertec to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Particular risks and uncertainties include, among others, the failure of the Company to file its Annual Report for the year ended December 31, 2015 on Form 10-K within the time period required to satisfy the NYSE’s continued listing standards and the impact of potential litigation arising from the above matters. Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: March 23, 2016	By:	/s/ Peter J.S. Smith
	Name:	Peter J.S. Smith
	Title:	Chief Financial Officer